Exhibit 99.3

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

We derived the following unaudited pro forma condensed combined financial information by applying pro forma adjustments attributable to the HealthMEDX, LLC (“HealthMEDX”) acquisition to our historical condensed consolidated financial statements and the HealthMEDX financial statements included in this Form 8-K/A. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the HealthMEDX acquisition as if it had occurred on September 30, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the interim nine-month period ended September 30, 2016, give effect to the HealthMEDX acquisition as if it had occurred on January 1, 2015.

We also acquired Netsmart, Inc. (“Netsmart”) on April 19, 2016. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the interim nine-month period ended September 30, 2016, also give effect to the Netsmart acquisition as if it had occurred on January 1, 2015 by applying pro forma adjustments attributable to the Netsmart acquisition to our historical condensed consolidated financial statements and the Netsmart financial statements included in this Form 8-K/A. The unaudited pro forma condensed combined statement of operations for the interim nine-month period ended September 30, 2016 include Netsmart’s historical results for the period from January 1, 2016 to April 19, 2016. The pro forma adjustments attributable to the Netsmart acquisition have been updated to include measurement period adjustments recorded subsequent to the filing of Form 8-K/A on July 5, 2016, which contained pro-forma disclosure for the Netsmart acquisition completed on April 19, 2016. Such subsequent adjustments are disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

We describe the assumptions underlying the pro forma adjustments in the accompanying notes to unaudited pro forma condensed combined financial information, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and should not be considered indicative of the results that would have been achieved had the transactions been consummated on the dates or for the periods indicated and do not purport to represent consolidated balance sheet data or statement of operations data or other financial data as of any future date or any future period.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. The unaudited pro forma condensed combined financial information should also be read in conjunction with the historical financial statements of Netsmart for the year ended December 31, 2015 and the interim historical unaudited financial statements of Netsmart for the quarterly period ended March 31, 2016, as well as the pro-forma disclosure for the Netsmart acquisition completed on April 19, 2016, in each case included in our Current Report on Form 8-K/A filed on July 5, 2016, and subsequent measurement period adjustments to such pro forma adjustments disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. The unaudited pro forma condensed combined financial information should also be read in conjunction with the historical financial statements of HealthMEDX for the year ended December 31, 2015 and the interim historical unaudited financial statements of HealthMEDX for the nine-month period ended September 30, 2016, both of which are included in this Form 8-K/A.

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2016

(In thousands)

	Allscripts Historical (a)	HealthMEDX Historical	HealthMEDX Pro Forma Adjustments		Pro Forma Allscripts and HealthMEDX Combined
ASSETS
Current assets:
Cash and cash equivalents	$77,251	$4,869			$82,120
Accounts receivable, net	400,101	3,759			403,860
Prepaid expenses and other current assets	112,416	1,054	(73)	(e)	113,397
Total current assets	589,768	9,682	(73)		599,377
Long-term marketable securities	197,250	0			197,250
Fixed assets, net	144,804	1,895	(1,257)	(b)	145,442
Intangible assets and capitalized software development costs, net	870,800	8,379	12,561	(c)	891,740
Goodwill	1,882,244	8,401	1,007	(d)	1,891,652
Deferred taxes, net	2,974	0			2,974
Other assets	122,297	-			122,297
Total assets	$3,810,137	$28,357	$12,238		$3,850,732

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$93,236	467			$93,703
Accrued expenses	85,336	2,236	(1,125)	(f)(i)	86,447
Accrued compensation and benefits	52,773	0			52,773
Deferred revenue	370,821	4,365	(2,930)	(g)	372,256
Current maturities of long-term debt - Allscripts	12,051	0			12,051
Non-recourse current maturities of long-term debt - Netsmart	1,337	0			1,337
Current maturities of capital lease obligations	9,957	836			10,793
Total current liabilities	625,511	7,904	(4,055)		629,360
Long-term debt - Allscripts	663,089	0			663,089
Non-recourse long-term debt - Netsmart	533,589	0	36,195	(h)	569,784
Related party note payable	0	10,400	(10,400)	(i)	-
Long-term capital lease obligations	13,096	551			13,647
Deferred revenue	18,155	0			18,155
Deferred taxes, net	155,860	0			155,860
Other liabilities	52,928	0			52,928
Total liabilities	2,062,228	18,855	21,740		2,102,823
Redeemable convertible non-controlling interest - Netsmart	377,494	0			377,494
Stockholders’ equity (deficit)	1,370,415	9,502	(9,502)	(l)	1,370,415
Total liabilities and stockholders’ equity	$3,810,137	$28,357	$12,238		$3,850,732

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year ended December 31, 2015

(In thousands, except per share data)

	Allscripts Historical	Netsmart Historical	Netsmart Pro Forma Adjustments (a)		HealthMEDX Historical	HealthMEDX Pro Forma Adjustments		Pro Forma Allscripts, Netsmart and HealthMEDX Combined

Revenue	$1,386,393	$205,344	$(23,677)	(g)	$26,546	$(1,866)	(g)	$1,579,848
			(12,892)	(m)
Costs and expenses:
Cost of revenue	805,828	103,419	(12,797)	(m)	10,899	2,138	(c)	930,419
			8,301	(c)
			12,631	(n)
Research and development	184,791	23,230	(12,631)	(n)	5,270			200,660
Selling, general and administrative expenses	363,891	83,932	(5,711)	(b)	17,987	(575)	(b)	457,162
			565	(c)		(7,216)	(c)
			(1,029)	(o)		(86)	(o)
			5,404	(p)
Total costs and expenses	1,354,510	210,581	(5,267)		34,156	(5,739)		1,588,241
Income (loss) from operations	31,883	(5,237)	(31,302)		(7,610)	3,873		(8,393)
Interest expense	(31,396)	(28,917)	(26,554)	(q)	(335)	(2,332)	(q)	(89,534)
Goodwill impairment loss	0	0			(23,367)			(23,367)
Other income, net	83	0			52			135
Income (loss) before income taxes	570	(34,154)	(57,856)		(31,260)	1,541		(121,159)
Income tax (provision) benefit	(2,626)	13,102	23,142	(r)	0	(616)	(r)	33,002
Net (loss) income	(2,056)	(21,052)	(34,714)		(31,260)	925		(88,157)
Net income attributable to non-controlling interest	(170)	0	0		0	0		(170)
Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	0	0	(40,764)	(j)	0	0		(40,764)
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(2,226)	$(21,052)	$(75,478)		$(31,260)	$925		$(129,091)

Loss per share - basic attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.01)							$(0.70)
Loss per share - diluted attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.01)							$(0.70)

Weighted-average shares outstanding:
Basic	185,082							185,082
Diluted	185,082							185,082

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Allscripts Healthcare Solutions, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months ended September 30, 2016

(In thousands, except per share data)

	Allscripts Historical	Netsmart Historical for Period 1/1/16 to 4/19/16	Netsmart Pro Forma Adjustments (a)		HealthMEDX Historical	HealthMEDX Pro Forma Adjustments		Pro Forma Allscripts, Netsmart and HealthMEDX Combined

Revenue	$1,124,463	$62,302	$19,943	(g)	$20,765	$(61)	(g)	$1,218,892
			(8,520)	(m)
Costs and expenses:
Cost of revenue	639,722	33,554	(8,450)	(m)	7,078	1,518	(c)	678,405
			3,083	(c)
			1,900	(n)
Research and development	140,070	5,984	(1,900)	(n)	3,245			147,399
Selling, general and administrative expenses	297,327	72,708	(2,784)	(b)	9,227	(766)	(b)	321,163
			6,041	(c)		(2,496)	(c)
			(52,627)	(o)		(63)	(o)
			(5,404)	(p)
Total costs and expenses	1,077,119	112,246	(60,141)		19,550	(1,807)		1,146,967
Income (loss) from operations	47,344	(49,944)	71,564		1,215	1,746		71,925
Interest expense	(42,757)	(17,363)	4,268	(q)	(266)	(1,672)	(q)	(57,790)
Other (expense) income, net	(7,035)	0			0			(7,035)
(Loss) income before income taxes	(2,448)	(67,307)	75,832		949	74		7,100
Income tax benefit (provision)	2,596	20,818	(30,333)	(r)	-	(30)	(r)	(6,949)
Net income (loss)	148	(46,489)	45,499		949	44		151
Net income attributable to non-controlling interest	(142)	0	0		0	0		(142)
Accretion of redemption preference on redeemable convertible non-controlling interest - Netsmart	(18,344)	0	(15,535)	(j)	0	0		(33,879)
Net loss attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(18,338)	$(46,489)	$29,964		$949	$44		$(33,870)

Loss per share - basic attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.10)							$(0.18)
Loss per share - diluted attributable to Allscripts Healthcare Solutions, Inc. stockholders	$(0.10)							$(0.18)

Weighted-average shares outstanding:
Basic	187,190							187,190
Diluted	187,190							187,190

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

Allscripts Healthcare Solutions, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(In thousands)

1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Netsmart and HealthMEDX acquisitions, (2) factually supportable, and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the acquisitions.

Both the Netsmart and HealthMEDX acquisitions are being accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. As the acquirer for accounting purposes, we have estimated the fair value of Netsmart’s and HealthMEDX’s assets acquired and liabilities assumed. The unaudited pro forma condensed combined financial statements reflect our preliminary estimates of the allocation of the purchase price of Netsmart and HealthMEDX and other pro forma adjustments, as described below, which are based on available information and certain assumptions which we believe are reasonable but subject to change. We are in the process of completing our assessment of fair values for identifiable tangible and intangible assets, and liabilities assumed; therefore, the values set forth below are subject to adjustment during the measurement period for such activities as estimating the useful lives of long-lived assets and finite lived intangibles and finalizing the valuation of certain tangible assets and liabilities. In our opinion, all adjustments that are necessary to fairly present the pro forma information have been made.

The unaudited pro forma condensed combined financial statements do not reflect any integration activities or cost savings from operating efficiencies, synergies, asset dispositions, or other restructurings that could result from the Netsmart and HealthMEDX acquisitions.

2. Aggregate Purchase Price

The acquisition of HealthMEDX by Netsmart was completed for an aggregate consideration of $39 million as shown in the table below. The purchase price was funded by incremental term loan under Netsmart’s existing credit facility and a contingent consideration payable to former HealthMEDX owners. The Netsmart term loan is non-recourse to Allscripts and its wholly-owned subsidiaries.

Purchase amount paid at closing and financed through incremental term loan - Netsmart	$36,195
Contingent consideration payable to former HealthMEDX owners (k)	2,889
Purchase price Holdback amount	100
Aggregate purchase price of HealthMEDX, LLC	$39,184

3. Preliminary Aggregate Purchase Price Allocation

We have performed a preliminary valuation analysis as of the acquisition date of October 27, 2016 of the fair value of HealthMEDX’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Cash and cash equivalents	$489
Accounts receivable, net	3,109
Prepaid expenses and other current assets	773
Fixed assets	603
Intangible assets and capitalized software development costs, net	20,940
Goodwill	18,423
Other assets	45
Accounts payable	(668)
Accrued expenses	(1,427)
Deferred revenue	(1,792)
Current maturities of capital lease obligations	(808)
Long-term maturities of debt and capital lease obligations	(503)
Total consideration	$39,184

4. Pro Forma Adjustments

(a)

Represents the consolidated balance sheets of Allscripts and Netsmart as reflected in Allscripts Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. The pro forma adjustments related to Netsmart’s unaudited historical results for the year ended December 31, 2015 and the period from January 1, 2016 to April 19, 2016 that are reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations have been updated to include measurement period adjustments recorded subsequent to the filing of Form 8-K/A on July 5, 2016. These measurement period adjustments were disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. The Form 8-K/A filed on July 5, 2016 contained pro-forma disclosure for the Netsmart acquisition completed on April 19, 2016.

(b)

Reflects the adjustment to decrease the basis in the acquired HealthMEDX fixed assets to estimated fair value. The estimated remaining weighted-average useful life is 1.5 years. The following table summarizes the changes in the estimated HealthMEDX depreciation expense:

	Year ended December 31, 2015	Nine Months ended September 30, 2016
Estimated depreciation expense	$412	$190
Less: Historical depreciation expense	(987)	(956)
Pro forma adjustments to depreciation expense	$(575)	$(766)

The following table summarizes the changes in the estimated Netsmart depreciation expense:

	Year ended December 31, 2015	Nine Months ended September 30, 2016
Estimated depreciation expense	$5,964	$4,473
Less: Historical depreciation expense	(11,675)	(7,257)
Pro forma adjustments to depreciation expense	$(5,711)	$(2,784)

(c)

Reflects the adjustment of HealthMEDX’s historical intangible assets acquired to their estimated fair values. As part of the preliminary valuation analysis, we identified intangible assets, including technology, product trademark and customer relationships. The fair value of identifiable intangible assets is determined primarily using the “income approach,” which requires a forecast of all of the expected future cash flows. The following table summarizes the estimated fair values of HealthMEDX’s identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2015 Amortization Expense	Nine Months ended September 30, 2016 Amortization Expense
Technology	$11,410	10 years	$2,272	$1,518
Product Trademark	680	10 years	78	57
Customer Relationships	8,850	14 years	-	303
Total	$20,940		$2,350	$1,878

Less: Historical amortization expense - Cost of Sales			(134)	-
Less: Historical amortization expense - Operating expenses			(7,294)	(2,856)

Pro forma adjustments to amortization expense - Technology			$2,138	$1,518
Pro forma adjustments to amortization expense - Customer Relationships and Trademark			$(7,216)	$(2,496)

Estimated future amortization expenses for the HealthMEDX definite-lived intangible assets is as follows:

Year ended December 31,
Year 2 after acquisition	$2,023
Year 3 after acquisition	1,817
Year 4 after acquisition	1,598
Year 5 after acquisition	1,338
Year 6 after acquisition	1,039
Total	$7,815

The following table summarizes the estimated fair values of Netsmart’s’s identifiable intangible assets and their estimated useful lives:

	Estimated Fair Value	Estimated Useful Life in Years	Year ended December 31, 2015 Amortization Expense	Nine Months ended September 30, 2016 Amortization Expense
Technology	$144,000	10-12 years	$20,932	$16,011
Corporate Trademark	27,000	indefinite	-	-
Product Trademarks	8,500	10 years	757	597
Customer Relationships	230,000	12-20 years	8,038	10,677
Total	$409,500		$29,727	$27,285

Less: Historical amortization expense - Technology			(12,631)	(12,928)
Less: Historical amortization expense - Customer Relationships and Other			(8,230)	(5,233)

Pro forma adjustments to amortization expense - Technology			$8,301	$3,083
Pro forma adjustments to amortization expense - Customer Relationships and Product Trademarks			$565	$6,041

Estimated future amortization expenses for the Netsmart definite-lived intangible assets is as follows:

Year ended December 31,
Year 2 after acquisition	$35,732
Year 3 after acquisition	41,573
Year 4 after acquisition	41,311
Year 5 after acquisition	40,198
Year 6 after acquisition	36,587
Total	$195,401
(d)

Reflects adjustment to remove HealthMEDX’s historical goodwill and record goodwill associated with the HealthMEDX acquisition in the amount of $9 million. This amount is different from the goodwill amount shown in Note 3 above, since it is based on the assumption that the HealthMEDX acquisition occurred on September 30, 2016 for purposes of the pro forma presentation.

(e)	Adjustment to write-off capitalized future financing fees.
(f)

Adjustment to write-off accrued interest associated with HealthMEDX related party note payable, which was repaid at the time of acquisition, partly offset by the recognition of unfavorable lease liability obligation.

(g)

Represents the estimated adjustment to decrease the assumed deferred revenue obligations to fair value. The fair value was determined based on the estimated costs to fulfill the remaining performance obligations plus a normal profit margin. After the acquisition, this adjustment will have a continuing impact and will reduce revenue related to the assumed performance obligations as these obligations are satisfied.

(h)	Reflects the new debt incurred to finance the acquisition of HealthMEDX. The new borrowings incurred by Netsmart are non-recourse to Allscripts and its wholly-owned subsidiaries.
(i)	Adjustment to write-off HealthMEDX related party note payable and accrued interest, which were paid at the time of acquisition.
(j)

The redeemable convertible non-controlling interest represents preferred units of Netsmart issued to GI Partners in exchange for a cash contribution and preferred units issued to Netsmart’s management as part of the management rollover. The preferred units provide for a liquidation preference equal to the greater of (i) a return of the original issue price plus a preferred return (accruing on a daily basis at the rate of 11% per annum and compounding annually on the last day of each calendar year) or (ii) the as-converted value of the units. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the interim nine-month period ended September 30, 2016, give effect to the accretion of the 11% redemption preference as part of the calculation of net income (loss) attributable to Allscripts stockholders.

(k)

The HealthMEDX unitholders are entitled to earn up to an additional $3,500,000 based on HealthMEDX achieving certain revenue milestones in 2017. This amount represents the present value of this contingent obligation.

(l)	Represents the elimination of the historical equity of HealthMEDX.
(m)	Reflects the elimination of the impact of historical transactions between Allscripts and Netsmart.
(n)	Reflects the reclassification of the historical Netsmart amortization of technology from research and development expenses to cost of revenue in order to conform to Allscripts presentation.
(o)

The Netsmart pro-forma adjustment reflects the elimination of the impact of the annual management fee paid by Netsmart to its former parent, plus direct expenses incurred, since such fee was terminated following the acquisition of Netsmart. In addition, the Netsmart pro-forma adjustment includes the elimination of accelerated stock-based compensation expense recognized upon the settlement of Netsmart outstanding equity-based awards at the time of acquisition. The HealthMEDX pro-forma adjustment reflects the amortization of the unfavorable lease liability obligation.

(p)	Adjustment to reflect transaction-related costs incurred in connection with the Netsmart acquisition as if such acquisition occurred on January 1, 2015.
(q)	The net increase to interest expense resulting from interest on the new debt incurred to finance the acquisition of HealthMEDX and the amortization of related debt issuance costs is as follows:

	Year ended December 31, 2015	Nine Months ended September 30, 2016
Elimination of historical debt-related interest expense - HealthMEDX	$279	$213
Interest expense on new incremental term loan - Netsmart	(1,983)	(1,474)
Amortization of new deferred debt issuance costs - Netsmart	(88)	(66)
Pro forma adjustments to move expensed debt issuance costs from October 2016 to January 2015 - Netsmart	(80)	-
Incremental interest expense accretion related to contingent consideration	(460)	(345)
Pro forma adjustments to interest expense	$(2,332)	$(1,672)

The net increase to interest expense resulting from interest on the new debt incurred to finance the acquisition of Netsmart and the amortization of related debt issuance costs is as follows:

	Year ended December 31, 2015	Nine Months ended September 30, 2016
Elimination of historical debt-related interest expense and amortization of net debt issuance costs - Netsmart	$26,721	$29,645
Interest expense on new first lien term loan - Netsmart	(22,628)	(16,821)
Interest expense on new second lien term loan - Netsmart	(17,536)	(13,152)
Interest expense on revolver borrowings - Allscripts	(956)	(717)
Amortization of new discount and debt issuance costs - Netsmart	(3,919)	(2,923)
Pro forma adjustments to move debt issuance costs write-off from April 2016 to January 2015	(8,236)	8,236
Pro forma adjustments to interest expense	$(26,554)	$4,268

A 0.125% change in the variable interest rates of the additional borrowings by Allscripts and Netsmart would result in a $0.5 million and $0.4 million approximate change in net income for the year ended December 31, 2015 and the interim nine-month period ended September 30, 2016, respectively.

(r)	Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory rate of 40%.